Exhibit 8.2

Joe R. Lane (1858-1931)
Charles M. Waterman (1847-1924)
R. Scott Van Vooren
Richard A. Davidson
Michael P. Byrne
Theodore F. Olt III
Judith L. Herrmann
Joseph C. Judge
Jason J. O'Rourke
Troy A. Howell
Mikkie R. Schiltz
Diane E. Puthoff
Wendy S. Meyer
Ian J. Russell
Benjamin J. Patterson
Douglas R. Lindstrom, Jr.
Abbey C. Furlong
Samuel J. Skorepa
Kurt P. Spurgeon
Joshua J. McIntyre
Brett R. Marshall
Timothy B. Gulbranson
Alexander C. Barnett
Eric M. Hartmann
Maegan M. Gorham
Grace E. Mangieri
David C. Waterman

220 North Main Street, Suite 600
Davenport, Iowa 52801-1953
Telephone (563) 324-3246
Fax (563) 324-1616

Writer's Direct Dial: (563) 333-6630
E-Mail Address: bmarshall@l-wlaw.com
www.L-WLaw.com

July 20, 2022

Jenny L. Juehring
Michelle M. Weiser**
Jessica Y. Kirkpatrick

Registered Patent Attorney
Kathryn E. Cox±*

Of Counsel
Thomas N. Kamp*
C. Dana Waterman III*
James A. Mezvinsky*
David A. Dettmann*
Terry M. Giebelstein
Robert V. P. Waterman, Jr.
Edmund H. Carroll
Diane M. Reinsch*
Jeffrey B. Lang
Courtney M. Kay-Decker
Kyle R. Day

Admitted in Iowa and Illinois

 * Only Admitted in Iowa
**Admitted in New York
± Admitted in Florida

Illinois Office
3551 7th Street, Suite 110
Moline, IL  61265

JOHN DEERE CAPITAL CORPORATION	JOHN DEERE RECEIVABLES LLC
P.O. Box 5328	P.O.Box 5328
Madison, WI 53705-0328	Madison, WI 53705-0328
Attention: Manager	Attention: Manager

COMPUTERSHARE DELAWARE	BARCLAYS CAPITAL INC.
TRUST COMPANY	745 Seventh Avenue
919 North Market Street, Suite 1600	New York, NY 10019
Wilmington, DE 19801

MUFG SECURITIES AMERICAS INC.	TD SECURITIES (USA) LLC
1221 Avenue of the Americas, 6th Floor	1 Vanderbilt Avenue
New York, NY 10020	New York, NY 10017

RBC CAPITAL MARKETS, LLC	U.S. BANK TRUST COMPANY,
200 Vesey Street	NATIONAL ASSOCIATION
New York, NY 10281	190 South LaSalle Street, 7th Floor
Mail Code MK-IL-SL7R
Chicago,IL 60603

RE:	REGISTRATION STATEMENT ON FORM SF-3
REGISTER JOHN DEERE OWNER TRUST 2022-B
(the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special Iowa tax counsel for John Deere Owner Trust 2022-B (the “Trust”) and John Deere Receivables LLC, a Nevada limited liability company (“JDRL”), in connection with the Registration Statement on Form SF-3, as amended (the “Registration Statement”), filed by JDRL on behalf of the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance by the Trust of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”). The Notes are to be issued pursuant to an Indenture dated as of July 20, 2022, between the Trust and U.S. Bank Trust Company, National Association, a national banking association (“Indenture Trustee”), substantially in the form of Exhibits “D”, “E”, “F” and “G” thereto. The Certificates are to be issued substantially in the form of Exhibit “A” to the Trust Agreement dated July 19, 2022, between Computershare Delaware Trust Company, as Owner Trustee, and JDRL, as Depositor. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement dated July 12, 2022 among JDRL, John Deere Capital Corporation, RBC Capital Markets, LLC, Barclays Capital Inc., MUFG Securities Americas Inc., and TD Securities (USA) LLC, on their own behalf and as representatives of the underwriters named therein.

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES LLC

COMPUTERSHARE DELAWARE TRUST COMPANY

RBC CAPITAL MARKETS, LLC

BARCLAYS CAPITAL INC.

MUFG SECURITIES AMERICAS INC.

TD SECURITIES (USA) LLC

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

July 20, 2022

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement; (iii) the Preliminary Prospectus included in the Registration Statement; (iv) the Indenture; (v) the Trust Agreement; (vi) the Sale and Servicing Agreement; (vii) the Administration Agreement; (viii) the Asset Representations Review Agreement; and (ix) the Purchase Agreement (collectively the “Documents”). As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

We hereby confirm that the statements set forth in the Preliminary Prospectus and the Prospectus forming a part of the Registration Statement under the caption “CERTAIN IOWA TAX CONSIDERATIONS” accurately describe the material Iowa income tax consequences to holders of the offered Notes and the Certificates.

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES LLC

COMPUTERSHARE DELAWARE TRUST COMPANY

RBC CAPITAL MARKETS, LLC

BARCLAYS CAPITAL INC.

MUFG SECURITIES AMERICAS INC.

TD SECURITIES (USA) LLC

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

July 20, 2022

We know that we are referred to under the headings “CERTAIN IOWA TAX CONSIDERATIONS” and “LEGAL OPINIONS” in the Preliminary Prospectus and the Prospectus and we hereby consent to the use of our name therein.

Very truly yours,

/s/ Lane & Waterman LLP

LANE & WATERMAN LLP